UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
AIRVANA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33576	04-3507654

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Alpha Road Chelmsford, MA	01824

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 250-3000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
     On December 17, 2009, Airvana, Inc. (“Airvana”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with 72 Mobile Investors, LLC, a Delaware limited liability company (“Buyer”), and 72 Mobile Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Buyer. Buyer is a newly formed entity to be owned by affiliates of S.A.C. Private Capital Group, LLC (“S.A.C.”), GSO Capital Partners LP, Sankaty Advisors LLC and Zelnick Media. In addition, certain members of management of Airvana, including Randy Battat, President and CEO, and founders Vedat Eyuboglu and Sanjeev Verma, will exchange a portion of their Airvana shares for an equity interest in the Buyer. Merle Gilmore, a former President of Motorola’s Communications Enterprise, will serve as Chairman of Airvana following the consummation of this transaction.
     Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into Airvana and Airvana will become a wholly-owned subsidiary of Buyer (the “Merger”). If the Merger is completed, each outstanding share of Airvana common stock will be exchanged for $7.65 in cash.
     The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by Airvana’s stockholders and expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Buyer’s obligation to consummate the Merger is also subject to the condition that Airvana’s Adjusted EBITDA for the latest 12 month period ended 30 days or more prior to closing not be less than $95 million. Airvana’s Adjusted EBITDA is defined as earnings before interest, taxes and depreciation for the EV-DO business. Dates for closing the Merger and for the Airvana stockholders meeting to vote on adoption of the Merger Agreement have not yet been determined.
     Buyer has secured committed financing, consisting of a combination of equity to be provided by the investor group and debt financing led by GSO Capital Partners LP on behalf of funds managed by it and its affiliates, the aggregate proceeds of which will be sufficient for Buyer to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition.
     Airvana has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Airvana’s business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.
     The Merger Agreement contains certain termination rights of Buyer and Airvana and provides that, upon the termination of the Merger Agreement under specified circumstances, Airvana will be required to pay Buyer a termination fee of $15.0 million. In addition, under specified circumstances, Buyer will be required to pay Airvana a termination fee of $25.0 million. An affiliate of S.A.C. has agreed to guarantee any such amounts payable by Buyer to Airvana.
     Outstanding Airvana stock options under Airvana’s 2007 Stock Incentive Plan, whether vested or unvested, will be cancelled in the Merger, and the holders of such options will be entitled to receive a cash payment from Buyer in an amount equal to the number of shares subject to such options multiplied by an amount equal to $7.65 less the applicable exercise price.
     Other than the Merger Agreement and the related agreements executed by the parties, there is no material relationship between Airvana and any of Buyer, the current investors in Buyer or the Merger Sub.

     Messrs. Battat, Eyuboglu and Verma have entered into agreements with Buyer pursuant to which they have agreed to contribute certain Airvana shares owned by them in exchange for equity interests in Buyer. Messrs. Battat, Eyuboglu and Verma, on the one hand, and Buyer, on the other, have agreed to enter into employment and non-competition agreements with Buyer that become effective only upon consummation of the Merger.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about Buyer, Merger Sub or Airvana. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such Merger Agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Airvana’s or Buyer’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Airvana or Buyer or any of their respective subsidiaries or affiliates.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Airvana plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Buyer, Airvana, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Buyer and Airvana through the web site maintained by the SEC at www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Airvana by contacting Investor Relations at (978) 250-3000.
     Airvana, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Airvana’s stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding Airvana’s directors and executive officers is contained in Airvana’s Annual Report on Form 10-K for the year ended December 28, 2008 and its proxy statement dated April 21, 2009, which are filed with the SEC. As of December 11, 2009, Airvana, Inc.’s directors and executive officers beneficially owned approximately 35,096,231 shares, or 56%, of Airvana, Inc.’s common stock. A more complete description will be available in the Proxy Statement.

Item 5.01.	Changes of Control of Registrant.
     If the Merger is consummated, there will be a change in control of Airvana. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with execution of the Merger Agreement, Messrs. Battat, Eyuboglu and Verma have agreed to enter into employment agreements with Buyer. The foregoing agreements, when executed, will become effective only upon the consummation of the Merger.

Item 8.01.	Other Events.
     On December 18, 2009, Airvana issued a press release announcing entry into the Merger Agreement, a copy of which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. On December 18, 2009, Airvana distributed to its employees a list of frequently asked questions, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. On December 18, 2009, Airvana President and CEO, Randall Battat distributed to Airvana employees an e-mail regarding the transaction described in the Merger Agreement, a copy of which e-mail is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRVANA, INC.
Date: December 18, 2009	By:	/s/ Jeffrey D. Glidden
Jeffrey D. Glidden
Vice President, Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 17, 2009, by and among 72 Mobile Investors, LLC, 72 Mobile Acquisition Corp. and Airvana, Inc.(1)
99.1	Press Release dated December 18, 2009
99.2	Frequently Asked Questions
99.3	Email to Airvana employees from Randall Battat, President and CEO, dated December 18, 2009

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Airvana will furnish copies of any of such schedules to the SEC upon request.